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                                                                     EXHIBIT 4.4



                                WARRANT AGREEMENT

                                      AMONG

                        STERLING CHEMICALS HOLDINGS, INC.

                                       AND

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                           CREDIT SUISSE FIRST BOSTON

                                       AND

                      CERTAIN OTHER FINANCIAL INSTITUTIONS





                                DECEMBER 15, 1998

                                TABLE OF CONTENTS



1.     Issuance of Warrants; Form of Warrant......................................1

2.     Representations, Warranties and Covenants of the Company...................2
       (a)    Existence...........................................................2
       (b)    Power and Authority.................................................2
       (c)    Reservation, Issuance and Delivery of Common Stock..................2
       (d)    Execution and Delivery..............................................3
       (e)    Valid and Binding Obligations.......................................3
       (f)    Liabilities, Litigation and Restrictions............................3
       (g)    Authorization and Consents..........................................4
       (h)    Compliance with Laws................................................4
       (i)    No Material Misstatements...........................................4
       (j)    Solvency............................................................4

3.     Registration...............................................................4

4.     Exchange of Warrant Certificates...........................................4

5.     Transfer of Warrants.......................................................5

6.     Term of Warrants; Exercise of Warrants.....................................5

7.     Compliance with Government Regulations.....................................7

8.     Payment of Taxes...........................................................7

9.     Mutilated or Missing Warrants..............................................7

10.    Reservation of Warrant Shares; Purchase and Cancellation of Warrants.......8

11.    Adjustment of Number of Warrant Shares.....................................8
       11.1.  Mechanical Adjustments..............................................9
       11.2.  Voluntary Adjustment by the Company................................14
       11.3.  Notice of Adjustment...............................................14
       11.4.  Preservation of Purchase Rights Upon Merger, Consolidation, Etc....14
       11.5.  Statement on Warrants..............................................15
       11.6.  Company to Prevent Dilution........................................15
       11.7.  Concerning All Adjustments.........................................15

12.    Fractional Interests......................................................15



                                       i
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
13.    Registration Under the Securities Act of 1933.............................16

14.    Certificate to Bear Legends...............................................17

15.    Registration Rights.......................................................18
       (a)    Demand Registration Rights.........................................18
       (b)    Piggy-back Registration Rights.....................................21
       (c)    Other Matters......................................................22
       (d)    Restrictions on Public Sale by the Company.........................23
       (e)    Rule 144...........................................................23
       (f)    Other Registration Rights..........................................23

16.    No Rights as Stockholders; Notice to Warrant Holders......................24

17.    Expenses..................................................................25

18.    Right to Inspection.......................................................25

19.    Right to Information......................................................25

20.    Notices...................................................................25

21.    Governing Law.............................................................26

22.    Supplements and Amendments................................................26

23.    Survival of Representations, Warranties and Covenants.....................26

24.    Successors................................................................26

25.    Merger or Consolidation of the Company....................................27

26.    Benefits of this Warrant Agreement........................................27

27.    Captions..................................................................27

28.    Counterparts..............................................................27

29.    Termination...............................................................27




                                       ii
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                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT ("Warrant Agreement") is dated as of December 15, 1998, among Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Company"), Chase Bank of Texas, National Association ("Chase"), Credit Suisse First Boston ("CS First Boston"), and the financial institutions signatory hereto.

         WHEREAS, Chase, individually and as Administrative Agent ("Agent"), CS First Boston, individually and as the Documentation Agent (the "Documentation Agent"), certain other financial institutions (the Agent as a lender, the Documentation Agent as a lender and such other financial institutions referred to are hereinafter collectively called the "Lenders") and the Company's wholly owned subsidiary, Sterling Chemicals, Inc. ("SCI"), have entered into a certain Amended and Restated Credit Agreement, dated July 10, 1997, as amended and supplemented as of March 31, 1998 and December 15, 1998 (the "Facility");

         WHEREAS, the Company owns all of the issued and outstanding capital stock of SCI and is indirectly is benefitted by the Facility; and

         WHEREAS, to induce the Lenders to enter into the Second Amendment to Amended and Restated Credit Agreement of even date herewith, the Company agreed to enter into this Warrant Agreement pursuant to which, upon the occurrence of certain events and on the terms and subject to the conditions set forth herein, the Company would issue to the Lenders warrants (the "Warrants") to purchase up to the number of shares of the common stock, par value $0.01 per share, of the Company ("Common Stock") which in the aggregate is equal to five percent (5%) of the number of shares of Common Stock issued and outstanding (on a fully diluted basis and treating all of the shares of common stock issuable upon exercise, conversion or exchange of all options, warrants and other convertible and exchangeable securities as being outstanding) immediately after such issuance, each Warrant entitling the registered holder thereof (the "Holder" and, together with the registered holders of all other Warrants, the "Holders") to purchase one share of Common Stock at the Exercise Price (as defined in Section 6 hereof), subject to adjustment as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the parties hereto agree as follows:

         1. ISSUANCE OF WARRANTS; FORM OF WARRANT. In the event, and only in the event, that SCI becomes obligated to request or otherwise cause the Company to issue Warrants to the Lenders pursuant to Section 5.01(k) of the Facility, the Company will, on the Warrant Date referred to in the Facility, issue and deliver to each Lender, or to an affiliate, successors or assigns thereof designated in writing by such Lender, Warrants to purchase up to that number of shares of Common Stock which in the aggregate is equal to such Lender's Total Credit Percentage (as defined in the Facility) times the number which in the aggregate is equal to (5%) of the number of shares of Common Stock issued and outstanding (on a fully diluted basis and treating all of the shares of common stock issuable upon exercise, conversion or exchange of all options, warrants and other convertible and exchangeable securities as being outstanding) immediately after such issuance. The Warrants shall be evidenced by


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certificates in registered form (the "Warrant Certificates"), in the form attached hereto as Exhibit A, and may have such insertions, letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any securities exchange or to conform to usage. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President, Treasurer or any Vice President, under its corporate seal, affixed or in facsimile, attested by the signature of its Secretary or an Assistant Secretary. The execution of a Warrant Certificate by any such officer of the Company may be made either manually or by facsimile signature printed thereon. A Warrant Certificate bearing the signature of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant Certificate or did not hold such offices on the date of this Warrant Agreement.

         Warrant Certificates shall be dated as of the date of execution thereof by the Company, either upon initial issuance or upon division, exchange, substitution or transfer.

         The exercise of any Warrant by a Holder which is a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), or by any Holder who is a transferee from such a bank holding company, is subject to the provisions of Section 6(c).

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants as follows:

                  (a) EXISTENCE. The Company is a corporation, duly organized and validly existing under the laws of the State of Delaware and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (b) POWER AND AUTHORITY. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Warrant Agreement, to grant, issue and deliver the Warrants and to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock or other securities issuable upon exercise of the Warrants. This Warrant Agreement has been duly executed and delivered by the Company.

                  (c) RESERVATION, ISSUANCE AND DELIVERY OF COMMON STOCK. There have been reserved for issuance, and the Company shall at all times keep reserved for issuance, out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and such shares, when issued upon receipt of payment therefor in accordance with the terms of the


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

         Warrant Certificates and of this Warrant Agreement, will be legally and validly issued, fully paid and non-assessable and will be free of any preemptive rights of stockholders or any restrictions; provided, however, that unless the Holders shall have exercised their registration rights in Section 15 hereof, such shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state's securities act.

                  (d) EXECUTION AND DELIVERY. Neither the execution or delivery of this Warrant Agreement nor the consummation of the transactions herein contemplated does or will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation or any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for breaches, violations and defaults which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Warrants or the consummation by the Company of the transactions contemplated by this Warrant Agreement, except those required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any State securities laws and except for those which the failure to obtain or make could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (e) VALID AND BINDING OBLIGATIONS. Assuming the due authorization, execution and delivery hereof and thereof by the parties hereto and thereto (other than the Company), this Warrant Agreement and all related documents, when duly executed and delivered, are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

                  (f) LIABILITIES, LITIGATION AND RESTRICTIONS. Except for the litigation and liabilities disclosed in connection with the Facility and the litigation and liabilities described in the reports (including annual and quarterly reports), proxy or information statements and/or registration statements filed by the Company with the Securities and Exchange Commission, (including the exhibits thereto and the financial statements contained therein and the notes thereto, collectively, the "SEC Documents"), the Company and its subsidiaries have no liabilities, direct or contingent, which could reasonably be expected to have a Material Adverse Effect. Except as disclosed to the Lenders or described in the SEC Documents, no litigation or other action of any nature affecting the Company or any of its subsidiaries is pending before any governmental authority or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which could reasonably be expected to have a Material Adverse Effect.


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                  (g) AUTHORIZATION AND CONSENTS. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental authority or other person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by the Company of this Warrant Agreement and all related documents and the performance by the Company of its obligations hereunder, except those required by the Securities Act, the Exchange Act, and any State securities laws and except for those which the failure to obtain or make could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (h) COMPLIANCE WITH LAWS. Except as otherwise described in the SEC Documents, to the knowledge of the Company, neither the business nor any of the activities of the Company or any of its subsidiaries, as presently conducted, violates any requirement of law the result of which violation could reasonably be expected to have a Material Adverse Effect.

                  (i) NO MATERIAL MISSTATEMENTS. Except as otherwise described in the SEC Documents, no information, statement, certificate, document, exhibit or report prepared by or at the direction or with the supervision of the Company and furnished to the Lenders in connection with the negotiation and preparation of this Warrant Agreement and all related documents contains any material misstatements of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

                  (j) SOLVENCY. The Company and its subsidiaries, taken as a whole, are Solvent (as this term is defined in the Facility) as of and immediately following the date of execution of this Warrant Agreement.

         3. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Warrants shall be registered initially in such names and such denominations as the Lenders have specified (or will specify) to the Company in writing.

         4. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Warrant Agreement, each Warrant Certificate may be exchanged at the option of the Holder thereof for another Warrant Certificate or Certificates of different denominations entitling the Holder thereof to purchase upon surrender to the Company or its duly authorized agent a like aggregate number of shares of Common Stock as the Warrant Certificate or Certificates surrendered then entitle such Holder to purchase. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as "Warrant Shares". Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Warrant Certificate or Certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate or Certificates, as the case may be, as so requested. Any Warrant Certificate issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of the Company, evidencing the same generic rights and entitled to the same generic benefits under this Warrant Agreement as the Warrant Certificate surrendered for such exchange, transfer or exercise.


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         5.  TRANSFER OF WARRANTS. A Holder may transfer its Warrants only by written notice to the Company stating the name of the proposed transferee and otherwise complying with the terms of this Warrant Agreement and all applicable laws, rules and regulations. Subject to the provisions of Section 15 hereof, the Warrants shall be transferrable only on the Warrant Register upon delivery to the Company of the Warrant Certificate or Certificates duly endorsed by the Holder or by his duly authorized attorney-in-fact or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Prior to due presentation for registration of transfer, the Company and any agent of the Company may deem and treat the person in whose name the Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone), and the Company shall not be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or in interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the Warrant Register in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of transfer of Warrants. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate or Certificates to the person(s) entitled thereto.

         6.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

                  (a) Each Warrant entitles the Holder thereof to purchase one share of Common Stock at any time from the Warrant Date until 5:00 P.M., Houston time, on January 1, 2007 (the "Expiration Date") at a purchase price of $0.01 per share (the "Exercise Price"). Each outstanding Warrant may be exercised on any business day which is on or after its date of issue and on or before the Expiration Date, but only if a registration statement filed under the Securities Act with respect to the exercise of such Warrants (a "Registration Statement") is, at the time of exercise, effective and available or the exercise of such Warrants is exempt from the registration requirements of the Securities Act. Any Warrants not exercised by 5:00 p.m., Houston time, on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall automatically terminate at such time. The number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events pursuant to the provisions of Section 11 of this Warrant Agreement.


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                  (b) Each Warrant Certificate shall, subject to the provisions of this Warrant Agreement and such Warrant Certificate, entitle the Holder thereof to purchase from the Company (and the Company shall issue and sell to such Holder) one share of Common Stock (subject to adjustment as provided herein) for each Warrant represented thereby at the Exercise Price, upon surrender to the Company, or its duly authorized agent, of such Warrant Certificate, with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price for each Warrant being exercised. Each Holder may pay the Exercise Price in cash, by certified or official bank check payable to the order of the Company; provided, that each Holder may at any time exercise the Warrants for "Net Warrant Shares." The number of Net Warrant Shares will be determined as described by the following formula: Net Warrant Shares = [WS x (MP-EP)]/MP. "WS" is the aggregate number of Warrant Shares issuable upon exercise of the Warrants or portion of Warrants in question. "MP" is the Market Price of the Common Stock on the last trading day preceding the date of the request to exercise the Warrants. "Market Price" shall mean the then current market price per share of Common Stock, as determined in paragraph 11.1(e). "EP" shall mean the Exercise Price.

                  Upon such surrender of a Warrant Certificate, and payment of the Exercise Price, the Company at its expense shall cause its transfer agent to issue and cause to be delivered with all reasonable dispatch (but in any event within 5 business days) to or upon the written order of the Holder and in such name or names as the Holder may designate, a Warrant Certificate or Certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Warrant Agreement, in respect of any fraction of a share of such Common Stock otherwise issuable upon such surrender. Such Warrant Certificate or Certificates shall be deemed for all purposes to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price or surrender of such Warrant Certificate with a notice requesting a net exercise as aforesaid. The rights of purchase represented by the Warrant Certificates shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that any Warrant Certificate is exercised in respect of less than all of the Warrants represented thereby at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued.

                  (c) A Holder which is a bank holding company under the Bank Holding Company Act shall so inform the Company and, at the time any Warrant is exercised by such Holder, and as a condition thereto, such Holder shall certify to the Company that such exercise, whether in whole or in part, does not violate such act; and no Warrant may be exercised in whole or in part prior to 45 days before the Expiration Date without such certification. If any such Holder shall transfer any Warrant, the transferee may not exercise such Warrant until the earlier of six months following the date of transfer and 45 days before the Expiration Date unless the transferror bank holding company shall certify to the Company at the time of transfer that, had such transferror exercised such Warrant at the time of transfer, such exercise would not have violated the Bank Holding Company Act.

                  (d) In no event shall any Warrant be exercisable after the Expiration Date.


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         7. COMPLIANCE WITH GOVERNMENT REGULATIONS. In the event a Holder exercises its Warrants at a time when the Registration Statement is not effective and available, such Holder must furnish to the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that such exercise is being made pursuant to an exemption from the registration requirements of the Securities Act. The Company covenants that if any share of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise and subject to the provisions of Section 11, the Company will use its best efforts to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, the Company shall not be required to effect any registration under the Securities Act except in accordance with Section 15 hereof.

         8. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 11 hereof; provided, however, that the Company shall not be required to pay (and the Holder or its transferee shall pay) any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant Certificate or Certificates for Warrant Shares and any securities issued pursuant to Section 11 hereof in a name other than that of the Holder of such Warrants.

         9. MUTILATED OR MISSING WARRANTS. Upon receipt by the Company of evidence satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate, and an indemnity bond in form and amount and with corporate surety satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall issue and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange and substitution for or in lieu thereof, a new Warrant Certificate of the same tenor and representing an equivalent number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 9 in lieu of any lost, stolen, destroyed or mutilated Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, destroyed or mutilated Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this
Section 9 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates. Notwithstanding the foregoing, no Lender which is a Holder shall be required to provide an indemnity bond as described in this
Section 9 so long as such Lender provides the Company with an indemnity agreement in form and substance reasonably satisfactory to the Company.


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         10. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF
WARRANTS. (a) The Company shall at all times reserve, out of its authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants. The Company will keep a copy of this Warrant Agreement on file with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. Upon notice of exercise, the Company will supply any transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided by Section 12 of this Warrant Agreement. The Company will furnish to the transfer agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 11.3 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled. No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Warrant Agreement.

         (b) The Company shall have the right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate. In the event the Company shall purchase or otherwise acquire Warrants, the Company may, at its option, cancel the related Warrant Certificates; provided, however, that unless and until the Warrant Certificates evidencing such Warrants are cancelled, such purchase or acquisition shall not operate as a redemption or termination of the right represented by such Warrants.

         11. ADJUSTMENT OF NUMBER OF WARRANT SHARES. From and after the issuance of the Warrants, the number and kind of securities purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as hereafter defined, provided that the Company shall not be required to make any such adjustment unless such specified event occurs after the issuance of the Warrants.


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                  11.1. MECHANICAL ADJUSTMENTS. From and after the issuance of the Warrants, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as follows:

                           (a) In case the Company shall (i) pay a dividend in
                  shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to the record date of such dividend or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                           (b) In case the Company shall issue rights, options
                  or warrants generally to holders of its outstanding shares of Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current Market Price per share of Common Stock (as determined in accordance with paragraph (e) below), then in each such case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current Market Price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                           (c) In case the Company shall distribute generally to
                  holders of its outstanding shares of Common Stock evidences of its indebtedness or assets (including cash dividends or other cash distributions) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current Market Price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current Market Price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                           In the event of a distribution by the Company
                  generally to holders of its outstanding shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the number of shares of stock of a subsidiary or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this subsection 11.1; provided, however, that no adjustment in respect of dividends or interest on such stock of a subsidiary or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

                           (d) In case the Company shall sell and issue shares
                  of Common Stock (other than pursuant to rights, options, warrants, or convertible or exchangeable securities (collectively, "Rights") initially issued before the initial issuance of Warrants under this Warrant Agreement or pursuant to any Rights if no adjustment was required in connection with the issuance of such Right or any adjustment required in connection with the issuance of such Right has been previously made) or Rights containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares and Rights issued in any of the transactions described in paragraphs (a), (b) or (c) above), (ii) any shares or Rights, if on the date the same were issued, the purchase, exercise, conversion or exchange price per share of Common Stock with respect thereto was at least equal to the Market Price per share of Common Stock on such date, (iii) any shares or Rights (with respect to not more than an aggregate of 10% of the outstanding shares of Common Stock) issued to employees of the Company or any of its subsidiaries and (iv) any shares or Rights issued as consideration when any corporation or business is acquired, merged into or becomes part of the Company or any subsidiary of the Company in an arm's-length transaction between the Company and a person or entity other than an affiliate of the Company) at a price per share of Common Stock (determined, in the case of such Rights by dividing (w) the total of the amount received or receivable by the Company (determined as provided below) in consideration of the sale and issuance of such Rights by (x) the total number of shares of Common Stock covered by such Rights) lower than the Market Price per share of Common Stock in effect immediately prior to such sale and issuance, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of such Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of additional shares of Common Stock sold or subject to issuance pursuant to such Rights and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance of such shares or Rights plus the number of shares of Common Stock which the aggregate consideration received or receivable (determined as provided below) for such sale or issuance would purchase at the Market Price per share of Common Stock. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the consideration received or receivable by the Company for Rights shall be deemed to be the consideration received by the Company for such Rights, plus the consideration or premiums stated in such Rights to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock or Rights containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received or receivable by the Company" for purposes of the first sentence of this paragraph (d), the Board of Directors shall determine, in its discretion, the fair value of said property, and such determination, if made in good faith, shall be binding upon all Holders.

                           (e) The "Market Price" on any day shall mean the
                  average of the daily market prices for a share of Common Stock over a period of 20 consecutive business days prior to the day as of which "Market Price" is being determined. The Market Price for each such business day shall be the average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted on The Nasdaq Stock Market as of 3:30 P.M., New York time, on such day, or if the Common Stock shall not be quoted on The Nasdaq Stock Market, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the Common Stock is listed on any domestic exchange, the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic exchange or quoted on The Nasdaq Stock Market or the domestic over-the-counter market, the "Market Price" shall be deemed to be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (ii) the fair value thereof, which shall be reasonably determined by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made. Notwithstanding the foregoing, for the purpose of any calculation under paragraph (d) above, (A) with respect to any issuance of options under the Company's employee or director compensation stock option plans as in effect or as adopted by the Board of Directors of the Company, the term "Market Price", in such instances shall mean the fair market price on the date of the issuance of any such option determined in accordance with the Company's employee compensation stock option plans as in effect or adopted by the Board of Directors of the Company; and (B) with respect to any issuances of Common Stock (or Rights) in connection with bona fide corporate transactions (other than issuances in such transactions for cash or similar consideration), the term "Market Price" shall mean the fair market price per share as determined in arm's-length negotiations by the Company and such other parties (other than affiliates or subsidiaries of the Company) to such transactions as reflected in the definitive documentation with respect thereto, unless such determination is not reasonably related to the closing market price on the date of such determination.

                           (f) In any case in which this Section 11.1 shall
                  require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the Holder of any Warrant exercised after that record date the Warrant Shares and other securities of the Company, if any, issuable upon the exercise of any Warrant over and above the Warrant Shares and other securities of the Company, if any, issuable upon the exercise of any Warrant prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

                           (g) All calculations shall be made to the nearest
                  one-thousandth of a share.

                           (h) No adjustment in the number of Warrant Shares
                  purchasable upon the exercise of any Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of such Warrant; provided, however, that any adjustments which are not required to be made by reason of this Section 11.1(h) shall be carried forward and taken into account in any subsequent adjustment. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs
                  (b), (c) and (d) if the Company issues or distributes to each Holder the Rights or evidences of indebtedness or assets referred to in those paragraphs which each Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

                           (i) For the purpose of this Section 11.1, the terms
                  "shares of Common Stock" and "Warrant Shares" shall mean (i) the class of stock designated as the common stock of the Company at the date of this Warrant Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h), inclusive, above, and the provisions of Section 6 and Section 11.2 through 11.7, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall not be considered an issue or sale of Common Stock for the purposes of this Section 11.

                           (j) Upon the expiration of any Rights, if any thereof
                  shall not have been exercised, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may
                  be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights, and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such Rights whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such Rights.

                  11.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount determined appropriate by the Board of Directors of the Company or may make any other adjustment to increase the number of Warrant Shares issuable upon exercise of each Warrant as it may, in good faith, deem desirable to protect the rights and benefits of the Holders.

                  11.3. NOTICE OF ADJUSTMENT. When the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Warrant Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  11.4. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another person or in case of any sale, transfer or lease to another person of all of or substantially all the assets of the Company, the Company or such successor or purchaser, as the case may be, shall execute with each Holder an agreement that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this Section 11.4 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                  11.5. STATEMENT ON WARRANTS. Even though Warrants heretofore or hereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement; the parties understand and agree that such Warrants will represent rights consistent with any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants. The Company may, however, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form so changed.

                  11.6. COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Section 11 are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this Warrant Agreement in accordance with the essential intent and principles of such provisions, or which might materially and adversely affect the exercise or purchase rights of the Holders under any provision of the Warrant Certificates, then the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustment necessary with respect to the number of Warrant Shares purchasable hereunder so as to preserve without dilution the rights of the Holders. In no event shall any such adjustment have the effect of increasing the Exercise Price. Unless otherwise expressly provided in this Section 11, all determinations and calculations required or permitted under this Section 11 shall be made by the Company or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.

                  11.7. CONCERNING ALL ADJUSTMENTS. Notwithstanding anything to the contrary contained in this Warrant Agreement, if an adjustment is made under any provision of this Section 11 on account of any event, transaction, circumstance, condition or happening, no additional adjustment shall be made under any other provision of this Section 11 on account of such event, transaction, circumstance, condition or happening. Unless otherwise expressly provided in this Section 11, all determinations and calculations required or permitted under this
         Section 11 shall be made by the Company or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.

         12. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portion, thereof), the Company shall pay an amount in cash equal to the Market Price for one share of Common Stock as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         13. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Each Lender (for itself and no one else) represents, warrants, covenants and agrees that it will not dispose of any Warrant or any Warrant Shares except pursuant to (i) an effective registration statement, or (ii) an applicable exemption from registration under the Securities Act. In connection with any sale by a Lender pursuant to clause (ii) of the preceding sentence, it shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale. Each Lender (for itself and no one else) acknowledges, understands and agrees that the following limitations and restrictions are applicable to the purchase, resale and distribution of the Warrants and the Warrant Shares:

              (a) each Lender must bear the economic risk of its investment in the Company for an indefinite period of time because neither the Warrants nor the Warrant Shares have been registered under the Securities Act or any State securities laws and, therefore, may not be subsequently offered, sold, transferred, pledged or otherwise disposed of unless and until they have been registered under the Securities Act and any applicable State securities laws or exemptions from registration thereunder are available, and each Lender further understands that only the Company can take action to register the Warrants or the Warrant Shares; and

              (b) each Lender has been advised that the Company does not expect that Rule 144 under the Securities Act will be available to such Lender with respect to any of the Warrants or the Warrant Shares unless such Lender is a non-affiliate of the Company (and has not been an affiliate of the Company for at least three months) and has held such securities for at least one year from the later of the date that they were issued by the Company or the date that they were acquired from an affiliate of the Company.

Each Lender (for itself and no one else) represents, warrants, covenants and agrees that (i) it is purchasing the Warrants for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof (as defined in the rules and regulations under the federal securities laws) and is an "accredited investor" (as defined in Regulation D under the Securities Act); (ii) it is not participating and does not have a participation in any distribution or the underwriting of any distribution in violation of the Securities Act, and has no present intention of selling or otherwise disposing of any of the Warrants or the Warrant Shares in violation of the Securities Act, (iii) it is aware that neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Warrants or the Warrants Shares or passed upon the accuracy or adequacy of this Warrant Agreement, (iv) it recognizes that an investment in the Warrants and the Warrant Shares involves a high degree of risk, it has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of this investment and protecting its interests in connection with this investment and it is able to bear the economic risk of an investment in the Warrants and the Warrant Shares, including the risk of the total loss of such investment, (v) it has received all information it considers necessary or appropriate for deciding whether to enter into this Warrant Agreement or to acquire the Warrants or the Warrant Shares (including the SEC Documents filed over the last 12-month period), and it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and the terms and conditions of the Warrants and the Warrant Shares, and (vi) it understands that neither the Warrants nor the Warrant Shares have been registered under the Securities Act on the basis that the issuance or sale of the Warrants and the Warrant Shares is exempt from the registration provisions thereof, and that the Company's reliance on the exemption is predicated on its representations herein.

       14. CERTIFICATE TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the Warrant Certificates therefor shall bear the following legend by which each Holder shall be bound:

              "THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN UNQUALIFIED WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

              THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF STERLING CHEMICALS HOLDINGS, INC. (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE COMMISSION, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN UNQUALIFIED WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

       The Warrant Shares or other securities issued upon exercise of the Warrants shall, unless issued pursuant to an effective registration statement, be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Warrant Holder thereof shall be bound:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW (COLLECTIVELY, THE "ACTS") AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS MADE PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACTS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF. FURTHER, THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE ACTS OR (2) THE HOLDER OF SUCH SECURITIES PROVIDES THE COMPANY WITH (A) AN UNQUALIFIED WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS OR (B) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACTS."

       Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless in the opinion of counsel satisfactory to the Company, the securities represented thereby need no longer be subject to the restrictions contained herein. The provisions of this
Section 14 shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of any Warrants.

       15.  REGISTRATION RIGHTS.

              (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with the Lenders and any subsequent holders of the Warrants and/or Warrant Shares that:

                    (i) Within sixty (60) days after receipt of a written
              request from Warrant Holders, the Company shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Securities
              Act) with respect to the offering and sale or other disposition of such of the Warrants and/or Warrant Shares (including any securities received by the Holders pursuant to Section 11 hereof) (all such securities, the "Registrable Securities") as the Holders of such Registrable Securities shall elect provided that such amount shall constitute (at the date of such request) at least 50% of the Registrable Securities and, provided further, that, with respect to any particular securities which are issued and outstanding, such securities shall cease to be Registrable Securities upon the earliest to occur of (A) the expiration of the Registration Period (as defined below), (B) the time at which a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (C) the time at which such securities shall have been disposed of by the holder thereof in accordance with Rule 144, (D) the time at which the Company has caused to be delivered to the holder of and each transfer agent for such holder's Registrable Securities an opinion of counsel from a law firm reasonably acceptable to such holder to the effect that such holder may dispose of such securities without registration in reliance on Rule 144(k), or (E) the time at which such securities shall have been otherwise transferred, and the transferee has received certificates evidencing such securities not bearing a legend restricting further transfer. The Company shall use its best efforts to continuously maintain the effectiveness of such registration statement for a period (the "Registration Period") ending on the earlier of (x) 90 days after the effective date of the registration statement or (y) the consummation of the distribution by the holders of the Registrable Securities covered by such registration statement (the "Termination Date"); provided, however, that if at the Termination Date, the securities are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to the Registrable Securities for so long as such registration statement (or any subsequent registration statement) remains or is required to remain in effect for any of such other securities. Notwithstanding anything to the contrary contained in this Agreement, (i) with respect to requests for registration on Form S-3 (or any successor or similar short form registration statement ("Short-Form Registration")), the Company shall not be required to comply with more than one request for a Short-Form Registration in any 90-day period, and shall not be required to comply with any such request if the Company is not then entitled to use Short-Form Registration, (ii) except with respect to requests for registration using Short-Form Registration, the Company shall not be required to comply with more than two requests for registration pursuant to this Section 15(a) and (iii) the Company shall not be required to comply with any request for registration pursuant to this Section 15(a) unless such request relates to Registrable Securities with an anticipated aggregate price to the public of at least $1,000,000. All expenses of such registration shall be borne by the Company, except that brokers' commissions and underwriting discounts, commissions, fees and expenses attributable to the Registrable Securities and fees and distributions of counsel (if any) to the holders of such Registrable Securities will be borne by such holders requesting that such securities be registered.

                    (ii) The Company may postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 15(a) or suspend the effectiveness of any such registration statement for a reasonable period of time (not to exceed 90 days) if, at the time:

                           (x) the Board of Directors of the Company shall
                    determine in good faith that such offering will interfere materially with, or would require the disclosure of (which disclosure the Board of Directors has determined to not be in the best interests of the Company), a pending or contemplated financing, merger, sale of assets, recapitalization, acquisition or other similar corporate action of the Company and the Company shall have furnished to the holders seeking such registration a certificate signed by the President of the Company to that effect, accompanied by a certified copy of the relevant board resolutions; or

                           (y) the Board of Directors of the Company shall
                    determine in good faith that the disclosures required in connection with such registration could reasonably be expected to have a Materially Adverse Effect and the Company shall have furnished to the holders seeking such registration a certificate signed by the President of the Company to that effect, accompanied by a certified copy of the relevant board resolutions.

              In addition, the Company may postpone the filing of, or suspend the use of, any such registration statement during the period starting with the date 30 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a piggyback registration under
              Section 15(b), provided that the Company is actively employing in good faith its best efforts to cause such piggyback registration to become effective. Any postponement or suspension described in this Section 15(a)(ii) being referred to herein as a "Permitted Postponement or Suspension".

                    (iii) If a registration requested pursuant to this Section
              15(a) is to involve an underwritten public offering in which the obligation of the underwriters is to take all of the securities to be sold if any are to be taken, the Company and any other holders of securities of the Company may include securities in such registration only if the managing underwriter of such public offering concludes that such inclusion will not adversely affect the successful marketing or the price of the Registrable Securities to be included in such public offering.

                    (iv) No holder of Registrable Securities may demand
              registration of any Registrable Securities at any time within six
              (6) months of the effective date of a registration for sale of Common Stock in which such holder was entitled to join and sell any of its Registrable Securities pursuant to Section 15(b).

                    (v) If the holders of Registrable Securities intend to
              distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 15(a). A holder may elect to include in such underwriting all or a part of the Registrable Securities it holds. The Company shall (together with holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with a representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the holders of Registrable Securities participating in such underwriting.

              (b) PIGGY-BACK REGISTRATION RIGHTS. (i) The Company covenants and agrees with the Lenders and any subsequent holders of Registrable Securities that, in the event the Company proposes to file a registration statement under the Securities Act with respect to the offering of Common Stock in an underwritten offering (other than in connection with an exchange offer or a registration statement on Form S-4 or S-8 or other similar registration statements not available to register securities so requested to be included), the Company shall in each case give written notice of such proposed filing to the holders of Registrable Securities in each case at least 30 days before the initial filing of such registration statement, and such notice shall offer to such holders the opportunity (subject to Section 15(b)(ii)) to include in such registration statement such number of Registrable Securities as they may request. Holders desiring inclusion of Registrable Securities in such registration statement shall so inform the Company by written notice, given within 20 days of the giving of such notice by the Company in accordance with the provisions of Section 20 hereof. The Company shall use commercially reasonable efforts to include, or cause the managing underwriter of a proposed offering to include, the Registrable Securities requested to be included in the proposed offering on the same terms and conditions as applicable to any similar securities of the Company, if any, included therein; provided, however, that the Company may, in its sole discretion, determine not to file such registration statement or withdraw such registration statement (if filed) and abandon any proposed offering by giving notice of such intention to each participating holder of Registrable Securities, in which event the Company shall be relieved of its obligation to register any Registrable Securities pursuant to such registration. The right of any holder of Registrable Securities to participate in any piggyback registration shall be conditioned on the inclusion in the underwriting of those of such holder's Registrable Securities to be included in the underwriting. The Company shall (together with all participating holders of Registrable Securities) enter into an underwriting agreement in customary form with the representative of the underwriters. The Company shall continuously maintain in effect any registration statement with respect to which the Registrable Securities have been requested to be included (and so included) for a period ending on the earlier of (x) 90 days after the effectiveness of such registration statement or (y) the consummation of the distribution by the holders of the Registrable Securities ("Piggy-back Termination Date"); provided, however, that if at the Piggy-back Termination Date the Registrable Securities are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Registrable Securities for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of such registration shall be borne by the Company, except that brokers' commissions and underwriting discounts, commissions, fees and expenses attributable to the Registrable Securities and fees and distributions of counsel (if any) to the holders requesting that the Registrable Securities be offered will be borne by such holders requesting that such securities be offered.

                    (ii) Notwithstanding any other provision of this Section 15(b) to the contrary, if the managing underwriters in such piggyback registration advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise the holders of all securities requesting registration and the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, all securities proposed by the Company to be sold for its own account; second, such securities requested to be included in such registration by the persons or entities on whose behalf such registration was originally proposed pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such parties; third, such Registrable Securities requested to be included in such registration by all holders of Registrable Securities pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such holders; and fourth, all other securities of the Company requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

              (c) OTHER MATTERS. In connection with the registration of Registrable Securities in accordance with paragraph (a) or (b) above, the Company agrees to:

                    (i) use its best efforts to register or qualify the
              Registrable Securities for offer or sale under State securities or Blue Sky laws of such jurisdictions in which the holders of such Registrable Securities shall reasonably designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now so subject, and use its best efforts to do any and all other acts and things which may be necessary or advisable to enable the holders of Registrable Securities to consummate the sale, transfer or other disposition of such securities in any jurisdiction;

                    (ii) enter into indemnity and contribution agreements, each in customary form, with each underwriter, if any, and each holder of Registrable Securities included in such registration statement; and, if requested, enter into an underwriting agreement containing customary representations, warranties, covenants, indemnifications, allocation of expenses, and customary closing conditions including, but not limited to, opinions of counsel and accountants' comfort letters with any underwriter who participates in the offering of Registrable Securities;

                    (iii) pay all reasonable expenses in connection with the
              registration of the Registrable Securities under the Securities Act and compliance with the provisions of clause (i) above, except to the extent otherwise provided in Sections 15(a) and 15(b); and

                    (iv) list the Registrable Securities on each national
              securities exchange on which the Common Stock is then listed.

              In connection with the registration of Registrable Securities in accordance with paragraph (b) above, the holders of Registrable Securities agree to enter into an underwriting agreement containing customary representations, warranties, covenants, indemnifications, allocation of expenses (not otherwise inconsistent with this Warrant Agreement), and customary closing conditions, with any underwriter who participates in the offering of Registrable Securities.

              (d) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. To the extent not inconsistent with applicable law, the Company agrees not to effect any public sale or distribution of any securities similar to the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) during the 7-day period prior to, and during the 60-day period beginning on the effective date of any registration statement under which the Registrable Securities are registered in accordance with
       Section 15(a) (other than as part of such registration), except (i) sales or distributions exempt from the registration requirements of the Securities Act, (ii) a continuous offering pursuant to a shelf registration statement that becomes effective prior to the aforementioned period or (iii) in connection with an exchange offer or a registration statement on Form S-4 or S-8 and for any securities that may be issued to the Holders pursuant Section 11 hereof.

              (e) RULE 144. With a view to making available to Holders the benefits of certain rules of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration, the Company hereby covenants and agrees to use its best efforts to: (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, necessary to satisfy the current public information requirement of Rule 144(c) under the Securities Act, and the Company will take such further action to the extent required from time to time to enable holders to sell Registrable Securities without registration under the Securities Act pursuant to (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Securities and Exchange Commission and (ii) promptly furnish each holder of Registrable Securities a copy of all such reports and documents. Upon the request of a holder of Registrable Securities, the Company will deliver to such holder of Registrable Securities a written statement as to whether it has complied with such requirements.

              (f) OTHER REGISTRATION RIGHTS. The Company hereby agrees that it shall not after the date hereof, prior to termination of this Agreement, issue any additional registration rights with respect to shares of its Common Stock, warrants to purchase its Common Stock or securities convertible into its Common Stock, which limits or restricts in any manner the performance of the Company's obligations under this Agreement.

              (g) Each holder of Registrable Securities shall promptly furnish to the Company such information regarding such holder, the Registrable Securities held by such holder and the intended plan of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with any registration, and the provision of such information shall be a condition precedent to the Company's obligations to include such holder's Registrable Securities in such registration. Each holder of Registrable Securities agrees that, upon receipt of a notice (a "Suspension Notice") from the Company of the happening of any Suspension Event (as defined below) or any Permitted Postponement or Suspension, such Holder will not dispose of any Registrable Securities pursuant to such registration statement during the period (the "Suspension Period") commencing on receipt by such holder of such Suspension Notice from the Company and continuing thereafter until
       (i) in the case of a Suspension Event, receipt by such holder of a Curative Prospectus (as defined below), or (ii) in the case of a Permitted Postponement or Suspension, until the earlier to occur of (A) the receipt of written notice from the Company that such Permitted Postponement or Suspension has terminated or (B) the expiration of 90 days from the receipt of such Suspension Notice from the Company; provided, however, that the Registration Period applicable to the registration statement covering any such Registrable Securities shall automatically be extended for a period equal to the Suspension Period. The Company shall take such actions as are necessary to end any Suspension Period as promptly as practicable.

              (h) For purposes of this Warrant Agreement, the term "Suspension Event" shall mean, with respect to any registration, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, the discovery by the Company that, or the happening of any event known to the Company as a result of which, the prospectus included in the registration statement pertaining to such registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (ii) the term "Curative Prospectus" shall mean a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

       16. NO RIGHTS AS STOCKHOLDERS; NOTICE TO WARRANT HOLDERS. Nothing contained in this Warrant Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any other rights whatsoever as stockholders of the Company or, except as otherwise provided in this Warrant Agreement, to receive any notice of any proceedings of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur or be proposed:

              (a) the Company shall make any declaration of a dividend upon the shares of Common Stock which is payable in any securities or make any distribution (other than a cash dividend) to the holders of the shares of Common Stock;

              (b) the Company shall make any offer to the holders of the shares of Common Stock to purchase or acquire any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety), then, in any one or more of said events, the Company shall give notice in writing of such event to the Holders as provided in Section 20 hereof, such giving of notice to be completed at least 30 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

       17. EXPENSES. The Company agrees to reimburse Chase upon demand for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, review, negotiation, execution and delivery of this Warrant Agreement and all other related documents.

       18. RIGHT TO INSPECTION. The Company will permit the Holders upon prior notice to the Company, during normal business hours, to inspect those properties, books and records reasonably related to their interests as Holders, and will promptly respond to and discuss with such Holders inquiries regarding the management, business and affairs of the Company; provided, however, that these inspection rights exist only for Holders of (singularly or collectively) at least 33% of the then outstanding Warrants and, provided further, that such inspection rights shall be (a) subject to adherence by the Holders and their representatives to such restrictions, requirements and conditions that are imposed by the Company on visitors to its premises generally and (b) conducted in such a manner so as to not cause any unreasonable disruption of or to the personnel and operations of the Company.

       19. RIGHT TO INFORMATION. The Company will provide to all Holders, on a timely basis, copies of all documents and reports, filed with the Securities and Exchange Commission.

       20. NOTICES. Any notice, request, demand or report (each, a "Communication") required or permitted to be given or made by this Warrant Agreement shall be in writing. Any Communication authorized pursuant to this Warrant Agreement to be given or made by the holder of any Warrant or Warrant Shares to or on the Company shall be sufficiently given or made if sent by registered mail, return receipt requested, postage prepaid, or by facsimile or electronic mail, addressed or sent as follows:

                    Sterling Chemicals, Inc.
                    1200 Smith Street
                    Suite 1900
                    Houston, Texas  77002
                    Attn:  General Counsel
                    Fax:  (713) 654-9577
                    E-Mail:  delkins@sterlingchemicals.com

Any Communication authorized by this Warrant Agreement to be given or made to or on the Holder of any Warrant shall be sufficiently given or made (except as otherwise provided in this Warrant Agreement) if sent by registered mail, return receipt requested, postage prepaid, or by facsimile or electronic mail, to such Holder at the address or number of such Holder as shown on the Warrant Register.

       21. GOVERNING LAW. THIS WARRANT AGREEMENT, THE WARRANTS AND ALL RELATED DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, AND, WITH RESPECT TO USURY, THE LAWS OF ANY OTHER JURISDICTION WHOSE LAWS MAY BE APPLICABLE PURSUANT TO THE PROVISIONS OF TITLE 12, SECTION 85 OF THE UNITED STATES CODE.

       22. SUPPLEMENTS AND AMENDMENTS. (a) The Company and the Holders of at least a majority of the outstanding Warrants may, without the consent or concurrence of the other Holders, enter into one or more supplemental agreements or amendments for the purpose of (i) evidencing the rights of the Holders upon consolidation, merger, or sale pursuant to Section 25, (ii) making any changes or corrections in this Warrant Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, (iii) making such other provisions in regard to matters or questions arising under this Warrant Agreement as shall not adversely affect the interest of the Holders in any material respect or be inconsistent with this Warrant Agreement or any supplemental agreement or amendment or (iv) adding further covenants and agreements of the Company in this Warrant Agreement or surrendering any rights or power reserved to or conferred upon the Company in this Agreement.

       (b) The Company and the Holders of at least a majority in number of the Warrants at the time outstanding may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Warrant Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Holders and the Company; provided, however, that no such supplemental agreement or amendment shall, without the consent of the Holder of each outstanding Warrant affected thereby, (i) alter the provisions of this Warrant Agreement so as to adversely affect in any material respect the terms upon which Warrants are exercisable, (ii) decrease the number of Warrant Shares (other than pursuant to adjustments made in accordance with Section 11 hereof) or (iii) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

       23. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company and the Lenders and all covenants and agreements made herein shall survive the execution and delivery of this Warrant Agreement and the Warrants and shall remain in force and effect.

       24. SUCCESSORS. This Warrant Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, (ii) the Holders from time to time of the Warrants (including their successors and assigns) and
(iii) the holders from time to time of the Registrable Securities.

       25. MERGER OR CONSOLIDATION OF THE COMPANY. So long as this Warrant Agreement remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Warrant Holders, the due and punctual performance and observance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company.

       26. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any person or entity other than the Company and the Holders, any legal or equitable right, remedy or claim under this Warrant Agreement, but this Warrant Agreement shall be for the sole and exclusive benefit of the Company and the Holders and the holders of Registrable Securities.

       27. CAPTIONS. The captions of the sections and subsections of this Warrant Agreement have been inserted for convenience and shall have no substantive effect.

       28. COUNTERPARTS. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

       29. TERMINATION. The rights and obligations under this Warrant Agreement of each Holder shall terminate with respect to such Holder at such time as such Holder ceases to hold any Registrable Securities. The rights and obligations of the Company under this Warrant Agreement shall terminate at such time as the rights of all Holders have terminated. Upon the termination of a party's rights and obligations under this Warrant Agreement, this Warrant Agreement shall terminate and have no further effect with respect to such party; provided, however, that the rights and obligations of the parties with respect to the breach of any provision hereof prior to such termination and any and all accrued rights and obligations as of the date of such termination shall survive the termination of this Warrant Agreement with respect to any party. Notwithstanding anything to the contrary contained in this Warrant Agreement, this Warrant Agreement shall terminate on such date as SCI no longer is or could at any time thereafter be required to request or otherwise cause the Company to issue any Warrants pursuant to Section 5.01(k) of the Facility if, on such date, no Warrants have theretofore been issued, or are required to be issued, pursuant to this Warrant Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed on the day, month and year first above written.

                                               STERLING CHEMICALS HOLDINGS, INC.




                                               By:______________________________
                                               Name:
                                               Title:

(CORPORATE SEAL)

ATTEST:



________________________________
Name:
Title:

                                   EXHIBIT "A"

                               WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR
(ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN UNQUALIFIED WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF STERLING CHEMICALS HOLDINGS, INC. (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE, "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE COMMISSION, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. ANY OFFER OR SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN UNQUALIFIED WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

       No. ____ Warrants                                      _______ Warrants

                        VOID AFTER 5:00 P.M. HOUSTON TIME
                               ON JANUARY 1, 2007
                        STERLING CHEMICALS HOLDINGS, INC.
                               WARRANT CERTIFICATE


       THIS CERTIFIES THAT for value received ___________________________, the registered holder hereof or registered assigns (the "Warrant Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time until 5:00 P.M., Houston time, on January 1, 2007, one fully paid and nonassessable share of the common stock, par value $0.01 per share (the "Common Stock"), of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Company"), (subject to adjustment as described in the Warrant Agreement referred to below) at the purchase price of $0.01 per share, (the "Exercise Price"). The Warrant Holder may pay the Exercise Price in cash, or by certified or official bank check, or make a net exercise for Net Warrant Shares as described in the Warrant Agreement.

       This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated December 15, 1998 (the "Warrant Agreement") among the Company and Chase Bank of Texas, National Association, Credit Suisse First Boston and certain other financial institutions, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Warrant Holders. Copies of the Warrant Agreement are on file at the principal office of the Company.

       The registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

       This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company prior to exercise, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the Warrant Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled to such Warrant Holder to purchase. If this Warrant Certificate shall be exercised in part, the Warrant Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

       No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

       Neither the Warrants nor this Warrant Certificate entitles any Warrant Holder hereof to any of the rights of a stockholder of the Company.

       THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, AND, WITH RESPECT TO USURY, THE LAWS OF ANY OTHER JURISDICTION WHOSE LAWS MAY BE APPLICABLE PURSUANT TO THE PROVISIONS OF TITLE 12, SECTION 85 OF THE UNITED STATES CODE.

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers and its corporate seal to be printed hereon.

                                               STERLING CHEMICALS HOLDINGS, INC.



                                               By:
                                               Name:
                                               Title:


ATTEST:




Name:__________________________________
Title:_________________________________

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                                  PURCHASE FORM
                 (to be executed only upon exercise of Warrants)
To:_____________________

              The undersigned hereby irrevocably exercises of the Warrants represented by the within Warrant Certificate for the purchase of (subject to adjustment) one share of Common Stock, par value $0.01 per share, of STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation, and herewith makes payment of $______________ (such payment being by wire transfer or by certified or official bank or bank cashier's check payable to the order or at the direction of Sterling Chemicals Holdings, Inc.), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, and hereby surrenders this Warrant Certificate and all right, title and interest therein to and directs that the Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Dated:__________________                    ____________________________________
                                            (Signature of Owner)


                                            ____________________________________
                                            (Street Address)


                                            ____________________________________
                                            (City)           (State)  (Zip Code)



                                            Signature Guaranteed By(1)


                                            ____________________________________






________________________
(1) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

       Securities and/or check to be issued to:_________________________________
       Please insert social security or identifying number:_____________________

       Name:_________________________________________________________
       Street Address:_______________________________________________
       City, State and Zip Code:_____________________________________

                               FORM OF ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s): __________________________

Address: _________________________________________

No. of Warrants: _________________________________

Please insert social security or other identifying number of assignee(s): ______

and does hereby irrevocably constitute and appoint _____________________________ the undersigned's attorney to make such transfer on the books of _______________ maintained for such purposes, with full power of substitution in the premises.



Dated:_______________________               ____________________________________
                                            (Signature of Owner)

                                            ____________________________________
                                            (Street Address)

                                            ____________________________________
                                            (City)          (State)   (Zip Code)



                                            Signature Guaranteed By(2)


                                            ____________________________________




________________________
(2) The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.